UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

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FORM 8-K

________________________

CURRENT REPORT

Pursuant to Section 13 or 15(D)

of the Securities Exchange Act of 1934

September 28, 2023

Date of report (Date of earliest event reported)

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Agile Therapeutics, Inc.

(Exact name of registrant as specified in its charter)

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Delaware	001-36464	23-2936302
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

, New Jersey
500 College Road East, Suite 310 Princeton, New Jersey (Address of principal executive offices)	08540 (Zip Code)

Registrant's telephone number, including area code (609) 683-1880 (Former name or former address, if changed since last report) ________________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.0001 per share	AGRX	The Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter)

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.

On September 28, 2023, Agile Therapeutics, Inc. (the “Company”) entered into the Seventh Amendment (the “Seventh Amendment”) to that certain Project Agreement (Detailing – Field Team), dated April 30, 2020 (as amended, the “Syneos Agreement”), by and between the Company and Syneos Health Commercial Services, LLC (“Syneos”), pursuant to that certain Master Services Agreement, by and between the Company and inVentiv Commercial Services, LLC. As previously disclosed, pursuant to the Syneos Agreement, Syneos provides the Company with a field force of sales representatives to offer certain detailing, sales operation, compliance, and training services (“Services”) with respect to Twirla®, in exchange for an up-front implementation fee and a fixed monthly fee. The Syneos Agreement expires on August 23, 2024. At that time, the Syneos Agreement will terminate automatically unless extended upon the mutual written agreement of the parties. The Company may terminate the Syneos Agreement for any reason upon timely written notice without incurring a termination fee.

As part of its dual efforts to reduce operating expenses (i.e., “OPEX”) and to optimize its commercial platform and align with its focus on regional promotion, the Company negotiated a restructuring of the Syneos Agreement. Pursuant to the Seventh Amendment, the Company agreed to pay Syneos a fixed weekly fee (the “Weekly Fee”) for the performance of Services through August 23, 2024, and to create an incentive to meet certain sales and operational objectives. The Weekly Fees, when taken cumulatively, represent a reduction in the total fees due to Syneos under the remainder of the Syneos Agreement, reflecting, in part, a reduction in the number of field force sales representatives, through elimination of vacancies and underperforming territories, and the streamlining of certain Services available to the Company. The Weekly Fee allows for potential annual merit increases for Syneos field sales representatives and leadership, and is subject to change should the number of field force representatives increase or decrease.

Pursuant to the Seventh Amendment, a portion of the Weekly Fee is designated as an incentive fee, which Syneos is eligible to earn each quarter upon the attainment of certain commercial sales and operations performance objectives. In the event Syneos fails to earn the incentive fee in a given quarter, the amount already paid to Syneos for that quarter as part of the Weekly Fee will be credited against any outstanding amounts the Company may owe to Syneos.

Except as modified by the Seventh Amendment, all terms and conditions of the Syneos Agreement remain in full force and effect.

The foregoing description of the Seventh Amendment does not purport to be complete and is qualified in its entirety by reference to the Seventh Amendment, a copy of which is filed as Exhibit 10.1 to this Form 8-K and is incorporated herein by reference.

Item 9.01.     Financial Statements and Exhibits.

(d)           Exhibits.

Exhibit Number		Description
10.1	s	Seventh Amendment to Project Agreement, dated September 28, 2023, by and between Agile Therapeutics, Inc., and Syneos Health Commercial Services, LLC.
104		Cover Page Interactive Data File (Embedded within the Inline XBRL Document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Agile Therapeutics, Inc.

Dated: September 28, 2023	By:	/s/ Alfred Altomari
	Name:	Alfred Altomari
	Title:	Chairperson and Chief Executive Officer